Exhibit 99.1

Contacts:	Phil D. Kramer Executive Vice President and CFO 713/646-4560 — 800/564-3036	Roy I. Lamoreaux Manager, Investor Relations 713/646-4222 — 800/564-3036

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P.
Reports Third-Quarter 2007 Results

(Houston — November 1, 2007) Plains All American Pipeline, L.P. (NYSE: PAA) today reported third-quarter 2007 net income of $98.4 million, or $0.66 per diluted limited partner unit, compared to third-quarter 2006 net income of $95.4 million, or $0.89 per diluted limited partner unit. For the first nine months of 2007, the Partnership reported net income of $287.9 million, or $2.05 per diluted limited partner unit, compared to net income of $239.1 million, or $2.43 per diluted limited partner unit, for the first nine months of 2006. The Partnership’s basic weighted average units outstanding for the third quarter of 2007 totaled 116.0 million (116.8 million diluted) compared to 79.9 million (80.8 million diluted) for the third quarter of 2006.

The Partnership reported earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the third quarter of 2007 of $183.3 million, an increase of 32% compared with EBITDA of $138.8 million for the third quarter of 2006. EBITDA for the first nine months of 2007 was $559.3 million, an increase of 56% compared with EBITDA of $358.7 million for the first nine months of 2006. (See the section of this release entitled “Non-GAAP Financial Measures” and the attached tables for a discussion of EBITDA and other non-GAAP financial measures, and reconciliations of such measures to the comparable GAAP measures.)

“We are pleased with our solid third-quarter operating and financial results,” stated Greg L. Armstrong, Chairman and CEO of Plains All American. “The Partnership ended the quarter with a strong balance sheet and excellent liquidity and is well positioned to finance its ongoing organic growth activities as well as capitalize on attractive acquisition opportunities. While the Partnership invested approximately $460 million on expansion projects and acquisitions during the first nine months of the year, long-term debt remained unchanged. Additionally, as a result of our recent equity offering and the liquidation of a portion of our contango inventory, short-term debt has decreased more than $500 million since the beginning of the year.”

Armstrong also stated that the Partnership increased the midpoint of its full-year operating and financial guidance, which takes into account the third-quarter shift in the overall crude oil market structure. In addition, the midpoint of the Partnership’s preliminary adjusted EBITDA baseline guidance for 2008 is approximately 14% higher than the initial baseline guidance for 2007 provided in February.

Reported results include the impact of various items that affect comparability between reporting periods. Adjusted results exclude selected items impacting comparability, as further described in the table below. After excluding such items, the Partnership’s third-quarter 2007 adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA were $111.5 million, $0.77 and $196.4 million, respectively. Comparable results for the third quarter of 2006 were $87.8 million, $0.95 and $131.2 million, respectively. Adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA for the first nine months of 2007 were $351.4 million, $2.60 and $612.0 million, respectively, compared to $245.1 million, $2.81 and $364.7 million, respectively, for the first nine months of 2006.

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The following table summarizes selected items that the Partnership believes impact comparability of financial results between reporting periods:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(In millions, except per unit data)

Selected items impacting comparability
Equity compensation charge(1)	$(0.5)	$(10.3)	$(37.9)	$(27.1)
Cumulative effect of change in accounting principle — Equity Compensation(2)	—	—	—	6.3
SFAS 133 mark-to-market adjustment(3)	(12.6)	17.9	(14.8)	14.8
Deferred income tax expense(4)	—	—	(10.8)	—

Selected items impacting comparability	(13.1)	7.6	(63.5)	(6.0)
Less: GP 2% portion of selected items impacting comparability	0.3	(0.2)	1.3	0.1

LP 98% portion of selected items impacting comparability	$(12.8)	$7.4	$(62.2)	$(5.9)

Impact to basic net income per limited partner unit(5)	$(0.11)	$(0.06)	$(0.56)	$(0.39)

Impact to diluted net income per limited partner unit(5)	$(0.11)	$(0.06)	$(0.55)	$(0.38)

(1)	The equity compensation charge for the three- and nine-month periods ended September 30, 2007 excludes the portion of the equity compensation expense represented by grants under the 2006 Plan that, pursuant to the terms of the Plan, will be settled in cash only and have no impact on diluted units.

(2)	During the first quarter of 2006, we adopted SFAS No. 123(R) “Share Based Payment,” which requires that the cost resulting from all share-based payment transactions be recognized in the financial statements at fair value. The cumulative adjustment decreased our equity compensation life-to-date accrued expense and related liability, and therefore resulted in a non-cash gain of $6.3 million in the first quarter of 2006.

(3)	The SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities”, as amended (“SFAS 133”) charge for the three- and nine-month periods ended September 30, 2007, includes a $2.0 million gain and $1.7 million gain, respectively, related to interest rate derivatives, which is included in interest income and other income (expense), net but does not impact segment profit.

(4)	Includes the initial cumulative effect of the recent change in Canadian tax legislation.

(5)	In periods when the Partnership’s net income exceeds the cash distribution paid during such periods, the application of Emerging Issues Task Force Issue No. 03-06: “Participating Securities and the Two Class Method under FASB Statement No 128” (“EITF 03-06”) does not impact the partnership’s aggregate net income or EBITDA, but does reduce the Partnership’s net income per limited partner unit. The application of EITF 03-06 negatively impacted basic and diluted earnings per limited partner unit by $0.16 for the three months ended September 30, 2006 and $0.31 for the nine months ended September 30, 2006. The application of EITF 03-06 had no impact for the three and nine months ended September 30, 2007.

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The following tables present certain selected financial information by segment for the third quarter reporting periods:

	Three Months Ended			Three Months Ended
	September 30, 2007			September 30, 2006
	Transportation	Facilities	Marketing	Transportation	Facilities	Marketing
	Operations	Operations	Operations	Operations	Operations	Operations
	(In millions)			(In millions)

Revenues(1)	$198.1	$54.0	$5,668.0	$134.9	$21.3	$4,430.4
Purchases and related costs(1)	(19.7)	—	(5,555.9)	(17.8)	—	(4,304.8)
Field operating costs (excluding equity compensation (charge)/credit)	(73.8)	(22.1)	(38.3)	(48.2)	(9.5)	(35.2)
Equity compensation (charge)/credit — operations	0.1	—	—	(1.1)	—	—
Segment G&A expenses (excluding equity compensation charge)(2)	(13.9)	(5.2)	(13.2)	(10.8)	(2.8)	(10.2)
Equity compensation charge — general and administrative	(0.5)	(0.3)	(0.3)	(3.9)	(1.3)	(4.0)
Equity earnings in unconsolidated entities	1.5	2.3	—	0.2	1.3	—

Segment profit	$91.8	$28.7	$60.3	$53.3	$9.0	$76.2

SFAS 133 mark-to-market impact(3)	$—	$—	$(14.6)	$—	$—	$17.9

Maintenance capital	$9.2	$0.2	$0.5	$5.3	$1.9	$1.0

	Nine Months Ended			Nine Months Ended
	September 30, 2007			September 30, 2006
	Transportation	Facilities	Marketing	Transportation	Facilities	Marketing
	Operations	Operations	Operations	Operations	Operations	Operations
	(In millions)			(In millions)

Revenues(1)	$570.5	$153.3	$13,565.1	$383.7	$54.6	$17,788.1
Purchases and related costs(1)	(57.7)	—	(13,168.6)	(54.6)	—	(17,462.5)
Field operating costs (excluding equity compensation (charge)/credit)	(213.4)	(62.3)	(114.9)	(141.9)	(23.9)	(99.9)
Equity compensation (charge)/credit — operations	(4.5)	(0.1)	(0.3)	(2.8)	—	(0.1)
Segment G&A expenses (excluding equity compensation charge)(2)	(37.7)	(14.7)	(39.0)	(30.2)	(9.8)	(28.0)
Equity compensation charge — general and administrative	(16.2)	(5.5)	(14.8)	(10.4)	(3.5)	(10.3)
Equity earnings in unconsolidated entities	3.6	8.8	—	1.0	2.2	—

Segment profit	$244.6	$79.5	$227.5	$144.8	$19.6	$187.3

SFAS 133 mark-to-market impact(3)	$—	$—	$(16.5)	$—	$—	$14.8

Maintenance capital	$21.6	$6.4	$3.6	$11.7	$3.4	$2.2

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(1)	Includes intersegment amounts. Effective April 1, 2006, we adopted EITF 04-13, which impacts the comparability of our revenues and purchases. Revenues and purchases for the nine months ended September 30, 2006 include buy/sell transactions of $4.8 billion. Revenues and purchases from such transactions are excluded from the nine-month period ended September 30, 2007.

(2)	Segment general and administrative expenses (G&A) reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time. The proportional allocations by segment require judgement by management and will continue to be based on the business activities that exist during each period.

(3)	Amounts related to SFAS 133 are included in revenues and impact segment profit. The SFAS 133 mark-to-market adjustment is primarily based upon crude oil prices at the end of the period and is related to the non-effective portion of our cash flow hedges, as well as certain derivative contracts that do not qualify under SFAS 133 as cash flow hedges. The net gain or loss related to these derivative instruments is principally offset by physical positions in future periods. The SFAS 133 amount for the three- and nine-month periods ended September 30, 2007 excludes a $2.0 million gain and $1.7 million gain, respectively, related to interest rate derivatives, which is included in interest income and other income (expense), net but does not impact segment profit.

Excluding selected items impacting comparability, third-quarter 2007 adjusted segment profit from Transportation operations was $92.0 million, 58% higher than third-quarter 2006 adjusted segment results of $58.3 million. Transportation volumes for the third quarter of 2007 were 2.8 million barrels per day versus 2.2 million barrels per day in the third quarter of 2006.

Third-quarter 2007 adjusted segment profit for Facilities operations was $28.9 million representing a 181% increase over third-quarter 2006 adjusted Facilities operations segment profit of $10.3 million, reflecting increased storage capacity and throughput activity due to the Pacific acquisition and the completion of new capital projects.

Marketing operations adjusted segment profit of $75.0 million for the third quarter of 2007 represents an increase of 20% over the third-quarter 2006 adjusted results of $62.3 million reflecting an expanded asset base, improved margins in our lease gathering activities and the carryover effect of favorable market conditions experienced during the first half of 2007.

The Partnership’s basic weighted average units outstanding for the third quarter of 2007 totaled 116.0 million (116.8 million diluted) as compared to 79.9 million (80.8 million diluted) in last year’s third quarter. At September 30, 2007, the Partnership had 116.0 million units outstanding, long-term debt of $2.6 billion and a long-term debt-to-total capitalization percentage of 43%.

On October 18, 2007, the Partnership declared a cash distribution of $0.84 per unit ($3.36 per unit on an annualized basis) on its outstanding limited partner units. The distribution payable on November 14, 2007 represents an increase of 12.0% over the distribution paid in November 2006 and 1.2% over the distribution paid in August 2007. November’s distribution represents the fourteenth consecutive increase in quarterly distributions for the Partnership and the twenty-first increase in the last twenty-seven quarters.

The Partnership will furnish a current report on Form 8-K, which will include material in this press release and financial and operational guidance fourth quarter and full year 2007 as well as preliminary 2008 financial guidance. A copy of the Form 8-K will be available on the Partnership’s website at www.paalp.com.

Non-GAAP Financial Measures

In this release, the Partnership’s EBITDA disclosure is not presented in accordance with generally accepted accounting principles and is not intended to be used in lieu of GAAP presentations of net income or cash flows from operating activities. EBITDA is presented because we believe it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements. We also believe that debt holders commonly use EBITDA to analyze Partnership performance. In addition, we present selected items that impact the comparability of our operating results as additional information that may be helpful to your understanding of our financial results. We consider an understanding of these selected items impacting comparability to be material to our evaluation of our operating results and prospects. Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the

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periods presented. Variations in our operating results are also caused by changes in volumes, prices and exchange rates, as well as mechanical interruptions, acquisitions and numerous other factors. These types of variations are not separately identified in this release, but will be discussed in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

A reconciliation of EBITDA to net income and cash flows from operating activities for the periods presented is included in the tables attached to this release. In addition, the Partnership maintains on its website (www.paalp.com) a reconciliation of all non-GAAP financial information, such as EBITDA, that it reconciles to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliation” link on the Investor Relations tab.

Conference Call

The Partnership will host a conference call on Friday, November 2, 2007 to discuss the following items:

1. The Partnership’s third-quarter 2007 performance;

2. Status of major expansion capital projects and recent acquisition activity;

3. Capitalization and liquidity;

4.	Financial and operating guidance for the fourth quarter and full year 2007, and preliminary 2008 guidance; and

5. The Partnership’s outlook for the future.

The call will begin at 10:00 AM (Central). To participate in the call, please dial 877-709-8150 or, for international callers, 201-689-8354, at approximately 9:55 AM (Central). No password or reservation number is required. You may access the slide presentation accompanying the conference call a few minutes prior to the call under the Conference Call Summaries portion of the Conference Calls tab of the Investor Relations section of our website at www.paalp.com.

Webcast Instructions

To access the Internet webcast, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations,” and then choose “Conference Calls.” The call will be archived on the Partnership’s website for a period of sixty (60) days following the live webcast.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial 877-660-6853 or, for international callers, 201-612-7415, and enter account number 232 and replay number 258001. The replay will be available beginning Friday, November 2, 2007, at approximately 1:00 PM (Eastern) and continue until 11:59 PM (Eastern) Friday, November 30, 2007.

Plains All American Pipeline, L.P. is a publicly traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas-related petroleum products. Through its 50% ownership in PAA/Vulcan Gas Storage LLC, the partnership is also engaged in the development and operation of natural gas storage facilities. The Partnership is headquartered in Houston, Texas.

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other

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things: the failure to realize the anticipated synergies and other benefits of the merger with Pacific Energy; the success of our risk management activities; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; abrupt or severe declines or interruptions in outer continental shelf production located offshore California and transported on our pipeline systems; failure to implement or capitalize on planned internal growth projects; shortages or cost increases of power supplies, materials or labor; the availability of adequate third party production volumes for transportation and marketing in the areas in which we operate, and other factors that could cause declines in volumes shipped on our pipelines by us and third party shippers; fluctuations in refinery capacity in areas supplied by our mainlines, and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transmission throughput requirements; the availability of, and our ability to consummate, acquisition or combination opportunities; our access to capital to fund additional acquisitions and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; unanticipated changes in crude oil market structure and volatility (or lack thereof); the impact of current and future laws, rulings and governmental regulations; the effects of competition; continued creditworthiness of, and performance by, our counterparties; interruptions in service and fluctuations in tariffs or volumes on third party pipelines; increased costs or lack of availability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; the currency exchange rate of the Canadian dollar; weather interference with business operations or project construction; risks related to the development and operation of natural gas storage facilities; general economic, market or business conditions; and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products discussed in the Partnership’s filings with the Securities and Exchange Commission.

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

REVENUES(1)	$5,799.0	$4,525.5	$13,946.3	$18,052.6
COSTS AND EXPENSES
Purchases and related costs(1)	5,455.2	4,261.5	12,884.4	17,343.3
Field operating costs	133.4	94.0	394.8	268.6
General and administrative expenses	33.4	33.0	127.9	92.2
Depreciation and amortization	42.9	24.2	134.9	67.1

Total costs and expenses	5,664.9	4,412.7	13,542.0	17,771.2

OPERATING INCOME	134.1	112.8	404.3	281.4
OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	3.8	1.5	12.4	3.2
Interest expense	(38.8)	(19.2)	(121.1)	(52.5)
Interest income and other income (expense), net	2.5	0.3	7.7	0.7

Income before tax	101.6	95.4	303.3	232.8
Current income tax expense	(0.4)	—	(1.3)	—
Deferred income tax expense	(2.8)	—	(14.1)	—

Income before cumulative effect of change in accounting principle	98.4	95.4	287.9	232.8

Cumulative effect of change in accounting principle	—	—	—	6.3

NET INCOME	$98.4	$95.4	$287.9	$239.1

NET INCOME — LIMITED PARTNERS	$76.8	$84.6	$231.3	$212.7

NET INCOME — GENERAL PARTNER	$21.6	$10.8	$56.6	$26.4

BASIC NET INCOME PER LIMITED PARTNER UNIT
Income before cumulative effect of change in accounting principle	$0.66	$0.90	$2.06	$2.37
Cumulative effect of change in accounting principle	—	—	—	0.08

Basic net income per limited partner unit	$0.66	$0.90	$2.06	$2.45

DILUTED NET INCOME PER LIMITED PARTNER UNIT
Income before cumulative effect of change in accounting principle	$0.66	$0.89	$2.05	$2.35
Cumulative effect of change in accounting principle	—	—	—	0.08

Diluted net income per limited partner unit	$0.66	$0.89	$2.05	$2.43

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	116.0	79.9	112.1	77.0

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	116.8	80.8	113.0	77.8

(1)	Revenues and purchases include buy/sell transactions of $4.8 billion in the three months ended March 31, 2006.

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

OPERATING DATA(1)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Transportation activities (Average Daily Volumes, thousands of barrels):
Tariff activities
All American	46	50	48	49
Basin	397	324	382	323
Capline	230	183	232	149
Line 63/Line 2000	171	N/A	177	N/A
Salt Lake City	59	N/A	62	N/A
North Dakota/Trenton	93	94	95	88
West Texas/New Mexico area systems(2)	409	416	391	445
Manito	72	73	74	70
Refined products	110	15	110	5
Other	1,118	977	1,125	855

	2,705	2,132	2,696	1,984
Trucking volumes	104	103	107	111

Transportation activities total	2,809	2,235	2,803	2,095

Facilities activities (Average Monthly Volumes):
Crude oil, refined products, and LPG storage (average monthly capacity in millions of barrels)	39.6	18.8	36.9	18.8

Natural gas storage, net to our 50% interest (average monthly capacity in billions of cubic feet)	12.9	12.9	12.9	12.4

LPG processing (thousands of barrels per day)	20.8	16.3	18.2	11.5

Facilities activities total (average monthly capacity in millions of barrels)(3)	42.4	21.4	39.6	21.2

Marketing activities (Average Daily Volumes, thousands of barrels):
Crude oil lease gathering	679	650	689	639
Refined products	14	N/A	10	N/A
LPG sales	58	39	78	49
Waterborne foreign crude imported	82	80	76	59

Marketing activities total	833	769	853	747

(1)	Volumes associated with acquisitions represent total volumes for the number of days we actually owned the assets divided by the number of days in the period.

(2)	The aggregate of multiple systems in the West Texas/New Mexico area.

(3)	In order to calculate total facilities activities volume add: (i) crude oil, refined products and LPG storage capacity; (ii) natural gas storage capacity divided by 6 to account for the 6:1 mcf of gas to crude oil barrel ratio; and (iii) LPG processing volumes multiplied by the number of days in the period and divided by 1,000 and the number of months in the period to convert to monthly capacity in millions.

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA
(In millions)

	September 30,	December 31,
	2007	2006

ASSETS
Current assets	$3,184.6	$3,157.6
Property and equipment, net	4,272.7	3,842.0
Pipeline linefill in owned assets	240.5	265.5
Inventory in third-party assets	63.0	75.7
Investment in unconsolidated entities	212.9	183.0
Goodwill	1,059.2	1,026.2
Other long-term assets, net	154.3	164.9

Total assets	$9,187.2	$8,714.9

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$3,020.1	$3,024.7
Long-term debt under credit facilities and other	1.2	3.1
Senior notes, net of unamortized discount	2,623.0	2,623.2
Other long-term liabilities and deferred credits	119.7	87.1

Total liabilities	5,764.0	5,738.1
Partners’ capital	3,423.2	2,976.8

Total liabilities and partners’ capital	$9,187.2	$8,714.9

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT
(In millions, except per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Numerator for basic and diluted earnings per limited partner unit:
Net income	$98.4	$95.4	$287.9	$239.1
Less: General partner’s incentive distribution paid	(20.0)	(9.1)	(51.9)	(22.1)

Subtotal	78.4	86.3	236.0	217.0
Less: General partner 2% ownership	(1.6)	(1.7)	(4.7)	(4.3)

Net income available to limited partners	76.8	84.6	231.3	212.7
Less: Pro forma additional general partner’s distribution(1)	—	(12.6)	—	(23.8)

Net income available for limited partners under EITF 03-06	76.8	72.0	231.3	188.9
Less: Limited partner 98% portion of cumulative effect of change in accounting principle	—	—	—	(6.2)

Limited partner net income before cumulative effect of change in accounting principle	$76.8	$72.0	$231.3	$182.7

Denominator:
Basic weighted average number of limited partner units outstanding	116.0	79.9	112.1	77.0
Effect of dilutive securities:
Weighted average LTIP units	0.8	0.9	0.9	0.8

Diluted weighted average number of limited partner units outstanding	116.8	80.8	113.0	77.8

Basic net income per limited partner unit before cumulative effect of change in accounting principle(1)	$0.66	$0.90	$2.06	$2.37
Cumulative effect of change in accounting principle per limited partner unit(1)	—	—	—	0.08

Basic net income per limited partner unit(1)	$0.66	$0.90	$2.06	$2.45

Diluted net income per limited partner unit before cumulative effect of change in accounting principle(1)	$0.66	$0.89	$2.05	$2.35
Cumulative effect of change in accounting principle per limited partner unit(1)	—	—	—	0.08

Diluted net income per limited partner unit(1)	$0.66	$0.89	$2.05	$2.43

(1)	Reflects pro forma full distribution of earnings under EITF 03-06. The application of EITF 03-06 negatively impacted basic and diluted earnings per limited partner unit by approximately $0.16 for the three months ended September 30, 2006, and $0.31 for the nine months ended September 30, 2006. The application of EITF 03-06 had no impact for the three and nine months ended September 30, 2007.

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS
(In millions, except per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Earnings before interest, taxes, depreciation and amortization (“EBITDA”)
Net income reconciliation
EBITDA	$183.3	$138.8	$559.3	$358.7
Depreciation and amortization	(42.9)	(24.2)	(134.9)	(67.1)

Earnings before interest and taxes (“EBIT”)	140.4	114.6	424.4	291.6
Interest expense	(38.8)	(19.2)	(121.1)	(52.5)
Income tax expense	(3.2)	—	(15.4)	—

Net income	$98.4	$95.4	$287.9	$239.1

Cash flow from operating activities reconciliation
EBITDA	$183.3	$138.8	$559.3	$358.7
Interest expense	(38.8)	(19.2)	(121.1)	(52.5)
Net change in assets and liabilities, net of acquisitions	542.1	349.4	491.1	(495.3)
Other items to reconcile to cash flows from operating activities:
Cumulative effect of change in accounting principle	—	—	—	(6.3)
Equity earnings in unconsolidated entities, net of distributions	(3.3)	(1.5)	(11.1)	(2.1)
Inventory valuation adjustment	—	—	0.6	—
Gain on sale of investment assets	—	—	(3.9)	—
Net (gain)/loss on foreign currency revaluation	(1.2)	0.3	(3.2)	2.1
SFAS 133 mark-to-market adjustment	12.6	(17.9)	14.8	(14.8)
Equity compensation charge	1.0	10.3	41.4	27.1
Non-cash amortization of terminated interest rate hedging instruments	0.2	0.4	0.6	1.2

Net cash provided by (used in) operating activities	$695.9	$460.6	$968.5	$(181.9)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Funds flow from operations (“FFO”)
Net income	$98.4	$95.4	$287.9	$239.1
Undistributed equity earnings in unconsolidated entities	(3.3)	(1.5)	(11.1)	(2.1)
Depreciation and amortization	42.9	24.2	134.9	67.1
Deferred income tax expense	2.8	—	14.1	—
Non-cash amortization of terminated interest rate hedging instruments	0.2	0.4	0.6	1.2

FFO	141.0	118.5	426.4	305.3
Maintenance capital expenditures	(9.9)	(8.2)	(31.6)	(17.3)

FFO after maintenance capital expenditures	$131.1	$110.3	$394.8	$288.0

– MORE –

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS (continued)
(In millions, except per unit data)

			Nine Months
	Three Months Ended		Ended
	September 30,		September 30,
	2007	2006	2007	2006

Net income and earnings per limited partner unit excluding selected items impacting comparability
Net income	$98.4	$95.4	$287.9	$239.1
Selected items impacting comparability	13.1	(7.6)	63.5	6.0

Adjusted net income	$111.5	$87.8	$351.4	$245.1

Net income available for limited partners under EITF 03-06	$76.8	$72.0	$231.3	$188.9
Limited partners 98% of selected items impacting comparability	12.8	(7.4)	62.2	5.9
Pro forma additional general partner distribution under EITF 03-06	—	12.6	—	23.8

Adjusted limited partners net income	$89.6	$77.2	$293.5	$218.6

Adjusted basic net income per limited partner unit	$0.77	$0.96	$2.62	$2.84

Adjusted diluted net income per limited partner unit	$0.77	$0.95	$2.60	$2.81

Basic weighted average units outstanding	116.0	79.9	112.1	77.0

Diluted weighted average units outstanding	116.8	80.8	113.0	77.8

– MORE –

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS (continued)
(In millions, except per unit data)

	Three Months		Nine Months
	Ended		Ended
	September 30,		September 30,
	2007	2006	2007	2006

EBITDA excluding selected items impacting comparability
EBITDA	$183.3	$138.8	$559.3	$358.7
Selected items impacting comparability(1)	13.1	(7.6)	52.7	6.0

Adjusted EBITDA	$196.4	$131.2	$612.0	$364.7

	Three Months Ended			Nine Months Ended
	September 30			September 30
	Transportation	Facilities	Marketing	Transportation	Facilities	Marketing

2007 Segment profit excluding selected items impacting comparability
Reported segment profit	$91.8	$28.7	$60.3	$244.6	$79.5	$227.5
Selected items impacting comparability of segment profit:
Equity compensation charge	0.2	0.2	0.1	19.1	5.1	13.7
SFAS 133 mark-to-market adjustment(2)	—	—	14.6	—	—	16.5

Segment profit excluding selected items impacting comparability	$92.0	$28.9	$75.0	$263.7	$84.6	$257.7

2006 Segment profit excluding selected items impacting comparability
Reported segment profit	$53.3	$9.0	$76.2	$144.8	$19.6	$187.3
Selected items impacting comparability of segment profit:
Equity compensation charge	5.0	1.3	4.0	13.2	3.5	10.4
SFAS 133 mark-to-market adjustment	—	—	(17.9)	—	—	(14.8)

Segment profit excluding selected items impacting comparability	$58.3	$10.3	$62.3	$158.0	$23.1	$182.9

(1)	Excludes the deferred income tax expense associated with the initial cumulative effect of the recent change in Canadian tax legislation as it does not impact EBITDA.

(2)	The SFAS 133 amount for the three- and nine-month periods ended September 30, 2007 excludes a $2.0 million gain and $1.7 million gain, respectively, related to interest rate derivatives, which is included in interest income and other income (expense), net but does not impact segment profit.

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